Exhibit (h)(4)

                                 ALLEGIANT FUNDS

  AMENDMENT TO THE RESTATED CO-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT


This Amendment to the Restated Co-Administration And Accounting Services Agreement (the "Amendment") is made as of September 1, 2006 by and among PFPC INC. ("PFPC"), NATIONAL CITY BANK ("NCB"), and ALLEGIANT FUNDS, a Massachusetts business trust (the "Fund").


                                   BACKGROUND

A. NCB, the Fund (formerly, Armada Funds) and PFPC are parties to a Restated Co-Administration and Accounting Services Agreement dated as of August 31, 2004, as amended (the "Agreement") regarding the provision of administrative services to the Fund and its Portfolios.

B.    The parties desire to revise the term of the Agreement.

C. The parties desire to reflect the current names of the Fund and the Portfolios.

D. The parties desire to amend the description of various services and make other clarifying changes.

E. This Background section is incorporated by reference into and made a part of this Amendment.

                                     TERMS:

The parties hereto agree to amend the Agreement as follows:

1. All references in the Agreement to "Armada Funds" shall be deemed to refer to "Allegiant Funds." Exhibit A to the Agreement is hereby amended and restated as set forth on Exhibit A attached to this Amendment.

2. The word "or" is hereby deleted preceding Subsection 8(a)(vii) and the "." following the word "party" in Subsection 8(a)(vii) is hereby replaced with "; or".

3.    The following is hereby added to the end of Section 8(a):

         "(viii) is Fund information provided by PFPC in connection with an independent third party compliance or other review."

4. Subsections 16 (iv) and (v) of the Agreement are hereby amended and restated as follows:

      "(iv) Prepare the Fund's annual and semi-annual shareholder reports; draft and coordinate the filing of Forms N-CSR, N-Q and N-PX (with voting records provided to PFPC in the format requested by PFPC);"

      "(v) Prepare and file (or coordinate the filing of) Forms 24f-2 and N-SAR;"

3. Subsection 18(i) of the Agreement is hereby amended by replacing the phrase "Prepare Post Effective Amendments" with the following: "Prepare an annual Post Effective amendment".

4. Subsection 18(ii) of the Agreement is hereby amended by inserting the word "administratively" immediately following the word "Assist".

5. Subsection 18(iii) is hereby amended by replacing the word "file" with "coordinate the filing of".

6.    Subsection 18(iv) is hereby amended and restated as follows:

      "(iv) Draft notices, agendas and resolutions for quarterly Board meetings and up to two special Board meetings subject to review and approval by the Funds' counsel;"

7. Subsection 18(v) of the Agreement is hereby amended by inserting the words "for quarterly Board meetings and up to two special Board meetings (other than organizational meetings for new investment portfolios)" immediately following the word "materials".

8. Subsection 18(vi) of the Agreement is hereby amended by inserting the word "quarterly and up to two special" immediately following the word "Attend".

9. The following provision shall be inserted immediately following subsection 18(ix) of the Agreement:

     "All regulatory services are subject to the review and approval of the Funds' counsel."

10. Section 19 (captioned "Description of Distribution Support Services") is hereby amended and restated as follows:

      "19.  DISTRIBUTION SUPPORT SERVICES.
      PFPC shall perform the following distribution support services to the
      Fund:
            (a)   Distribution Oversight Services:
                  (i) Review and file advertising and sales literature with the NASD;
                  (ii) Review and file Internet sites according to NASD policies;
                  (iii) Respond to NASD comments on marketing materials;
                  (iv) Provide NCB with a reference manual outlining SEC and NASD marketing rules and guidelines; and
                  (v) Train NCB personnel, on-site, on NASD and SEC marketing regulations.

            (b)   Marketing and Communication Services:
                  (i) Assist in the development of retail shareholder communications including newsletters, annual and semi-annual fund reports, statement messages and inserts, mergers and acquisitions communications (new funds, name changes, change notifications, stickers, prospectus updates), tax guides, memos to the Fund's Board of Directors (service level agreement standards overview), and internal employee or participant materials as reasonably requested by the Fund;
                  (ii) Update and maintain fund applications and retirement plan documents;
                  (iii) Manage the development and production of assigned
                        creative pieces; and
                  (iv) Review website content and provide analysis and tracking of key web metrics.
            (c)   Sales Management and Campaign Support:
                  (i) Support wholesaling efforts for Consumer Savings Bank and Third Party NCB channels by providing (a) performance reporting materials such as monthly and quarterly Fund fact sheets, highlights and third-party rating sheets, (b) product guides, (c) sales support materials, (d) conduct marketing research for sales materials updates and performance comparisons, (e) manage inventory of Fund collateral and sales material, and (f) develop wholesaler communications as reasonably requested by the Fund.
            (d)   NASD Compliance:
                  (i) Conduct periodic reviews of trends and interpretation of NASD rules and offer recommendations related to marketing, advertising and communication materials;
                  (ii)  Provide compliance tracking; and
                  (iii) Provide PFPC Disclosure Digest tool for compliance
                        guidance.
            (e)   Market Research:
                  (i) Provide primary and secondary research and analytic support;
                  (ii) Provide periodic updates and reviews of industry and market trends;
                  (iii) Provide Strategic Focus Series publications: markets, products, consumers and sales; and
                  (iv)  Provide relevant ad hoc research alerts.
            (f)   Teleservicing:
                  (i)   Take inbound calls;
                  (ii)  Provide answers to brokers or prospective shareholders;
                  (iii) Send a fulfillment file on a daily basis to
                        selected fulfillment partner;
                  (iv) Support, as reasonably requested by the Fund, a follow-up program in which a follow-up phone call is placed to each broker or prospect 7 to 10 days after a request for fulfillment information;
                  (v)   Provide answers to outstanding questions; and
                  (vi) Provide call reports, as agreed by the parties, on a monthly basis.

      (g) Data Cleaning Support Services. In connection with the Fund's use of certain ACS products and services, the Fund instructs PFPC and PFPC agrees to provide the following services:
            (i) Access and review the ACS failed trade report and use good faith efforts to resolve the failed trade information by correcting and/or supplying missing data;
            (ii) Retransmit updated daily trade transmission to ACS daily by 10:00 a.m. (eastern time)(The parties acknowledge that not all failed trades may be corrected by the 10:00 cut-off time);
            (iii) Setup, delete and maintain dealer/branch/rep files
                  within the ACS application when necessary.

            In order for PFPC to perform the above services, the Fund shall be responsible for providing PFPC with necessary authorization and access to ACS applications

11. The first sentence of Section 20(a) of the Agreement is hereby amended and restated as follows:

            "This Agreement shall be effective on the date first above written and shall continue until August 31, 2009 (the "Initial Term")."

12. Section 20(d) of the Agreement is hereby supplemented by the addition of the following sentence:

            "Termination of the Fair Value Services shall not terminate the Agreement which shall otherwise remain in full force and effect."

13. Section 20 of the Agreement is hereby supplemented with the following paragraphs:

            "(e) Notwithstanding anything contained in this Agreement to the contrary, if the Fund is liquidated (a "Liquidation") or the Fund's or one or more Portfolio(s)' assets are merged or purchased or the like with or by another entity that does not use the services of PFPC (a "Reorganization") after the first year of this Agreement, the Fund may terminate this Agreement with respect to the Fund or such Portfolio(s), as applicable, at any time after the occurrence of such Liquidation or Reorganization event by the Board of the Fund on 90 days' written notice to PFPC. In such case, if the Fund elects to terminate this Agreement as a result of a Liquidation or with respect to such Portfolio(s) involved in a Reorganization, the Fund shall pay PFPC an amount equal to a "multiplier" times the greater of (x) the monthly average fees due to PFPC under this Agreement during the last three whole months prior to the Liquidation or Reorganization, as applicable, for providing services to the terminating Portfolio(s) or (y) the monthly average fees paid to PFPC for providing services to the terminating Portfolio(s) during the last three whole months prior to delivery of the notice of termination. The "Multiplier" will equal the number of months remaining in the Agreement at the time that PFPC is no longer providing services to the terminating Portfolio(s) under this Agreement divided by three.

            For clarification, if this Agreement is terminated with respect to less than all of the Portfolios, this Agreement will remain in full force and effect with respect to all of the remaining Portfolios.

            (f) In addition, a party may terminate the Distribution Support Services described in Section 19 of this Agreement on ninety (90) days' written notice to the other party. Termination of the Distribution Support Services shall not terminate the Agreement which shall otherwise remain in full force and effect."

14. Section 23 (captioned Assignment) is hereby amended by adding the following sentence to the end of the section:

            "Fund agrees that PFPC may assign its rights and delegate its duties to PFPC Distributors, Inc., an affiliate of PFPC, registered with the National Association of Securities Dealers."

15. Exhibit B is superseded by a separate fee letter and for administrative convenience is hereby amended and restated as attached hereto.

16.   MISCELLANEOUS.

      a. Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

      b. Except as specifically amended herein, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

      c. The Agreement as amended and supplemented hereby constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

      d. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      e. This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

                            [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have set their hands by their duly authorized representatives as of the year and date first above indicated.

ALLEGIANT FUNDS                                                      PFPC INC.



By:          /s/  Kathleen T. Barr                                   By:        /s/  Jay Nusblatt
   -----------------------------------------------                       ---------------------------------

Name:        Kathleen T. Barr                                        Name:      Jay F. Nusblatt
     ---------------------------------------------                        --------------------------------

Title:       Senior Administrative Officer                           Title:     Senior Vice President
      ---------------------------------------------                         ------------------------------

Date:        September 26, 2006                                      Date:      September 19, 2006
      ---------------------------------------------                        -------------------------------


NATIONAL CITY BANK



By:          /s/  Kathleen T. Barr
   -----------------------------------------------

Name:        Kathleen T. Barr
     ---------------------------------------------

Title:       Senior Vice President
     ---------------------------------------------

Date:        September 26, 2006
     ---------------------------------------------

                                    EXHIBIT A

THIS EXHIBIT A, dated as of September 1, 2006 is Exhibit A to that certain Restated Co-Administration and Accounting Services Agreement dated as of August 31, 2004, as amended, among PFPC INC., NATIONAL CITY BANK, and ALLEGIANT FUNDS.

                                 ALLEGIANT FUNDS
                                   PORTFOLIOS
                                   ----------

Allegiant Aggressive Allocation
Allegiant Conservative Allocation
Allegiant Ultra Short Bond
Allegiant Mid-Cap Value
Allegiant Ohio Intermediate Tax Exempt Bond
Allegiant Pennsylvania Intermediate Municipal Bond
Allegiant Michigan Intermediate Municipal Bond
Allegiant Intermediate Tax Exempt Bond
Allegiant Balanced Allocation*
Allegiant Mid-Cap Growth
Allegiant Small Cap Growth
Allegiant Limited Maturity Bond
Allegiant Total Return Advantage
Allegiant Government Mortgage
Allegiant Pennsylvania Tax Exempt Money Market
Allegiant Ohio Municipal Money Market
Allegiant S&P 500 Index
Allegiant Large Cap Core Equity
Allegiant Intermediate Bond
Allegiant Bond
Allegiant Tax Exempt Money Market
Allegiant Government Money Market
Allegiant Money Market
Allegiant Treasury Money Market
Allegiant Large Cap Value
Allegiant Large Cap Growth
Allegiant Multi-Factor Small Cap Value
Allegiant Small Cap Core
Allegiant Multi-Factor Small Cap Growth
Allegiant Multi-Factor Small Cap Focused Value
Allegiant Multi-Factor Small Cap Core
Allegiant International Equity*

* An "International Fund" for purposes of Section 17 of the Agreement.

                                    EXHIBIT B



                           [INTENTIONALLY LEFT BLANK]